Exhibit 99.1

Grom Social Enterprises, Inc. Announces Pricing of $3.0 Million Private Placement Priced At-the-Market Per Nasdaq Rules

Boca Raton, FL – January 25, 2023 – Grom Social Enterprises, Inc. (NASDAQ: GROM; GROMW) (“Grom” or the “Company”), a media, technology and entertainment company dedicated to family-friendly programming, web filtering technology and safe social media for kids, today announced that it has entered into a securities purchase agreement with a single institutional investor to raise gross proceeds of approximately $3.0 million through the private placement of 1,327,434 shares of common stock (or pre-funded warrants in lieu thereof), and warrants to purchase 2,323,010 shares of common stock. Each share of common stock (or pre-funded warrant in lieu thereof) is being sold together with accompanying warrants at a combined effective purchase price of $2.26 priced at-the-market under Nasdaq rules. The pre-funded units will be sold at the same price less the pre-funded warrant exercise price of $0.01. The warrants will be immediately exercisable from the date of issuance at an initial exercise price of $2.26 per share, subject to adjustments as set forth therein, and will expire five years from the date of issuance. The closing of the private placement is expected to occur on January 27, 2023, subject to the satisfaction of certain customary closing conditions set forth in the securities purchase agreement.

The Company intends to use the net proceeds from the private placement for general working capital and administrative purposes.

EF Hutton, division of Benchmark Investments, LLC, is acting as exclusive placement agent for the offering.

The shares of common stock, pre-funded warrants, and warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Grom Social Enterprises, Inc.

Grom Social Enterprises, Inc. (NASDAQ: GROM) is a growing social media platform and original content provider of entertainment for children under 13 years of age, which provides safe and secure digital environments for kids that can be monitored by their parents or guardians. The Company has several operating subsidiaries, including Grom Social, which delivers its content through mobile and desktop environments (web portal and apps) that entertain children, let them interact with friends, access relevant news, and play proprietary games while teaching them about being good digital citizens. The Company owns and operates Top Draw Animation, which produces award-winning animation content for some of the largest international media companies in the world. The company owns an 80% stake in Curiosity Ink Media, which is a global media company that develops, acquires, builds, grows and maximizes the short, mid, and long-term commercial potential of Kids & Family entertainment properties and associated business opportunities. Grom also includes Grom Educational Services, which has provided web filtering services for K-12 schools, government and private businesses. For more information, please visit the Company’s website at gromsocial.com or for investor relations information, please visit investors.gromsocial.com.

1

Safe Harbor Statement

This press release may contain forward-looking statements about Grom Social Enterprises, Inc. activities that are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods, and other risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Among other matters, the Company may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to general stock market conditions. We have incurred and will continue to incur significant expenses in the expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long-term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time. All forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Investor Relations Contact:

Brooks Hamilton

MZ Group – MZ North America

(949) 546-6326

GROM@mzgroup.us

Media Contact:

Grom Social Enterprises, Inc.

Mediacontact@Gromsocial.com

(844) 704-6744

2